United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 26, 2018

Date of Report (Date of earliest event reported)

M I Acquisitions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Magna Management LLC 40 Wall Street, 58th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 491-4240

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

Priority Holdings, LLC (“Priority” or the “Company”), M I Acquisitions, Inc. (“M I”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of M I common stock in respect of the proposed transaction described herein. Information about M I’s directors and executive officers and their ownership of M I’s common stock is set forth in M I’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

In connection with the transaction described herein, M I will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, M I will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT M I WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT M I, THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by M I with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or at M I’s website (www.miacquisitions.com) or by writing to M I, c/o Magna Management LLC, 40 Wall Street, 58th Floor, New York, NY 10005.

This current report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the pending transaction between M I and the Company and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions contemplated by the contribution agreement between M I and Priority dated February 26, 2018 (the “Purchase Agreement”). The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending transaction, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals, or that the required approval of the Purchase Agreement by the stockholders of M I was not obtained; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (iii) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of Priority or M I; (iv) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (v) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of M I’s common stock; (vi) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Priority and M I to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (vii) risks related to successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (viii) the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; and (ix) risks associated with the financing of the proposed transaction.

A further list and description of risks and uncertainties can be found in M I’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016 filed with the SEC, in M I’s quarterly reports on Form 10-Q filed with the SEC subsequent thereto and in the proxy statement on Schedule 14A that will be filed with the SEC by M I in connection with the proposed transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and M I, Priority, and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Item 1.01. Entry Into a Material Definitive Agreement

On February 26, 2018, M I Acquisitions, Inc. (“M I”) entered into a contribution agreement (the “Purchase Agreement”) with Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC (collectively, the “Interest Holders”) to acquire all of the outstanding equity interests of Priority Holdings, LLC (“Priority” or the “Company”), a leading provider of B2C and B2B payment processing solutions.

Acquisition of Priority; Acquisition Consideration

Upon the closing of the transactions contemplated in the Purchase Agreement, M I will acquire (the “Acquisition”) 100% of the issued and outstanding equity securities of Priority, as well as assume certain of Priority’s debt, in exchange for a number of shares of M I’s common stock equal to Priority’s equity value (which the Purchase Agreement defines as of the signing date as $1,003.0 million enterprise value of Priority less the net debt of Priority at closing, subject to certain adjustments as described below) divided by $10.30. If Priority acquires any businesses prior to the closing of the Acquisition that increase Priority’s Adjusted EBITDA in aggregate by more than $9 million, the cost of such acquisitions to Priority will be added to Priority’s enterprise value, subject to a cap of 12.5x the incremental increase in Adjusted EBITDA of such acquisition. In connection with the Acquisition, M I will change its name to Priority Technology Holdings, Inc.

An additional 9.8 million shares may be issued as earn out consideration to the Interest Holders and members of management or other service providers of the post-Acquisition company—4.9 million shares for the first earn out and 4.9 million shares for the second earn out. For the first earn out, Adjusted EBITDA must be no less than $82.5 million for the year ending December 31, 2018 and the stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn out, Adjusted EBITDA must be no less than $91.5 million for the year ending December 31, 2019 and the stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn out targets are not met, the entire 9.8 million shares may be issued if the second earn out targets are met.

Pursuant to the terms of a voting agreement to be entered into at closing, the parties agreed that immediately following the closing of the Acquisition, M I’s board of directors will consist of seven directors, all of whom will be designated by Priority. Magna Management LLC will have the right to name one observer to the board of directors for a period of up to approximately two years after the closing of the Acquisition.

Private Units and Founder Shares

Concurrently with the Purchase Agreement, the founding stockholders of M I (the “Founders”) and Priority entered into a purchase agreement (the “Promote Agreement”) pursuant to which Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I’s initial public offering, and 453,210 shares of common stock of M I issued to the Founders for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Promote Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Acquisition, which shares may be reissued to the Founders if one of the earn outs described above is achieved.

In addition, the Founders and Thomas C. Priore, the Executive Chairman of Priority (“TCP”), entered into a letter agreement (the “Letter Agreement”) pursuant to which the Founders granted TCP (i) the right to purchase the Founders’ remaining shares of common stock of M I at the prevailing market price subject to certain conditions including a floor of $10.30 per share and (ii) a right of first refusal on the shares.

Stockholder Approval

Prior to the consummation of the Acquisition, the holders of a majority of M I’s common stock attending a stockholder’s meeting (at which there is a quorum) must approve the transactions contemplated by the Purchase Agreement (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, M I must call a special meeting of its common stockholders and must prepare and file with the Securities and Exchange Commission a Proxy Statement on Schedule 14A, which will be mailed to all stockholders entitled to vote at the meeting.

Representations and Warranties

In the Purchase Agreement, Priority makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Purchase Agreement) relating to, among other things: (a) proper corporate organization of Priority and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Purchase Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter and governing documents; (f) affiliate transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Purchase Agreement, M I makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Purchase Agreement and other transaction documents; (c) brokers and finders; (d) capital structure; (e) validity of share issuance; (f) minimum trust fund amount; (g) Nasdaq listing; and (h) SEC filing requirements.

Conduct Prior to Closing; Covenants

Priority has agreed to operate its business in the ordinary course prior to the closing of the Acquisition (with certain exceptions) and not to take certain specified actions without the prior written consent of M I.

M I has agreed to operate its business in the ordinary course prior to the closing of the Acquisition (with certain exceptions) and not to take certain specified actions without the prior written consent of Priority.

The Agreement also contains certain customary covenants, including covenants relating to:

●	Each party providing access to their books and records;

●	Exclusivity;

●	M I maintaining the listing of its common stock on Nasdaq; and

●	Priority being required to deliver the financial statements required by M I to make applicable filings with the SEC.

Conditions to Closing

General Conditions

Consummation of the Acquisition is conditioned on, among other things, (a) the absence of any order, stay, judgment or decree by any government agency or any litigation seeking to enjoin, modify, amend or prohibit the Acquisition; (b) M I having obtained the Stockholder Approval; (c) there being no less than $20 million remaining in the trust account immediately after the closing of the Acquisition (the “Cash Minimum”), after taking into account all redemptions; and (d) all redemptions from the trust account being consummated in accordance with the Purchase Agreement and M I’s organizational documents.

Priority’s Conditions to Closing

The obligations of Priority to consummate the transactions contemplated by the Purchase Agreement, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●	M I complying with all of its obligations required to be performed pursuant to the covenants in the Purchase Agreement;

●	the representations and warranties of M I being true on and as of the closing date of the Acquisition; and

●	M I’s common stock remaining listed for trading on Nasdaq.

M I’s Conditions to Closing

The obligations of M I to consummate the transactions contemplated by the Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

●	Priority complying with all of its obligations required to be performed pursuant to the covenants in the Purchase Agreement; and

●	the representations and warranties of Priority being true on and as of the closing date of the Acquisition.

Termination

The Purchase Agreement may be terminated and/or abandoned at any time prior to the closing by:

●	the mutual written agreement of the Interest Holders and M I;

●	M I, if the closing has not occurred on or prior to June 19, 2018 (or an applicable later date if an extension is obtained pursuant to the terms of the Purchase Agreement), provided that M I is not in material breach of any of its obligations under the Purchase Agreement;

●	the Interest Holders, if the closing has not occurred on or prior to June 19, 2018 (or an applicable later date if an extension is obtained pursuant to the terms of the Purchase Agreement), provided that the Interest Holders are not in material breach of any of their obligations under the Purchase Agreement;

●	M I, if any Interest Holder has breached any representation, warranty, covenant or agreement contained in the Purchase Agreement and the effect of such breach would be to cause the conditions to M I’s obligation to consummate the closing not to be capable of being satisfied, provided that such breach has not been cured within thirty days following receipt by any such Interest Holder of written notice of such breach or alleged breach from M I;

●	the Interest Holders, if M I has breached any representation, warranty, covenant or agreement contained in the Purchase Agreement and the effect of such breach would be to cause the conditions to the Interest Holders’ obligation to consummate the closing not to be capable of being satisfied, provided that such breach has not been cured within thirty days following receipt by M I of written notice of such breach or alleged breach from the Interest Holders;

●	either party if any governmental authority restrains, enjoins, or otherwise prohibits the transactions contemplated by the Purchase Agreement; or

●	the Interest Holders, if (i) the Stockholder Approval is not obtained or (ii) the redemptions from the trust account result in the Cash Minimum not being met.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Purchase Agreement, the Promote Agreement and the Letter Agreement, which are filed as Exhibits 2.1, 10.1 and 10.2 hereto, and which are incorporated by reference in this report. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

2.1*	Contribution Agreement dated as of February 26, 2018

10.1	Promote Agreement dated as of February 26, 2018

10.2	Letter Agreement, dated as of February 26, 2018

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 2, 2018

M I ACQUISITIONS, INC.

By:	/s/ Marc Manuel
Name: Marc Manuel Title: Chief Financial Officer